 EXHIBIT 12.1
                                       Computation of Ratio of Earnings to Fixed Charges
                            for the six months ended June 30, 2002 and each of the five years ended
                       December 31, 2001, 2000, 1999, 1998 and 1997 for Enterprise Products Partners L.P.
                                                     (dollars in millions)

                                                Six Months                  For the Year Ended December 31,
                                                   Ended
                                                  June 30  ---------------------------------------------------------------
                                                   2002         2001         2000         1999         1998         1997
                                            ------------------------------------------------------------------------------
Income (loss) before minority interest
        and equity investments                   $(11.1)       $219.3       $198.6       $108.0       $(5.5)        $37.0
Add:
        Fixed charges                               42.2         60.3         43.7         23.5         21.5         37.6
        Amortization of
            capitalized interest                     0.1          0.2          0.2          0.1          0.1          0.1
        Distributed income
            of equity investees                     29.1         45.1         37.3          6.0          9.1          7.3
Less:
        Capitalized interest                        (0.7)        (2.9)        (3.3)        (0.2)        (0.2)        (2.0)
        Minority interest                           (0.0)        (2.5)        (2.3)        (1.2)        (0.1)        (0.5)
                                            ------------------------------------------------------------------------------
Total Earnings                                     $59.6       $319.5       $274.2       $136.2        $24.9        $79.5
                                            ==============================================================================

Fixed charges:
        Interest expense                            37.5         49.6         33.3         16.4         15.1         25.7
        Capitalized interest                         0.7          2.9          3.3          0.2          0.2          2.0
        Interest portion of
            rental expense                           4.0          7.8          7.1          6.9          6.2          9.9
                                            ------------------------------------------------------------------------------

        Total                                      $42.2        $60.3        $43.7        $23.5        $21.5        $37.6
                                            ==============================================================================

Ratio of Earnings to Fixed charges                  1.41x        5.30x        6.27x        5.80x        1.16x        2.11x
                                            ==============================================================================

These computations take into account our consolidated operations and the distributed income from our equity method investees. For purposes of these calculations, "earnings" is the amount resulting from adding and subtracting the following items.

Add the following, as applicable:  consolidated pre-tax income before minority interest and income or loss from equity investees; fixed charges; amortization of capitalized interest; distributed income of equity investees; and our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges.

From the total of the added items, subtract the following, as applicable:  interest capitalized;  preference security dividend requirements of consolidated subsidiaries; and minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.

The term "fixed charges" means the sum of the following: interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to indebtedness; an estimate of interest within rental expenses (equal to one-third of rental expense); and preference security dividend requirements of consolidated subsidiaries.

                                                                                                                   EXHIBIT 12.2

                                       Computation of Ratio of Earnings to Fixed Charges
                            for the six months ended June 30, 2002 and each of the five years ended
                      December 31, 2001, 2000, 1999, 1998 and 1997 for Enterprise Products Operating L.P.
                                                     (dollars in millions)

                                               Six Months                 For the Year Ended December 31,
                                                 Ended     ---------------------------------------------------------------
                                                June 30,
                                                  2002         2001         2000         1999         1998         1997
                                            ------------------------------------------------------------------------------
Income (loss) before minority interest
        and equity investments                    $(10.9)      $219.5       $199.1       $108.4       $ (5.5)       $37.0
Add:
        Fixed charges                               42.2         60.3         43.7         23.5         21.5         37.6
        Amortization of
           capitalized interest                      0.1          0.2          0.2          0.1          0.1          0.1
        Distributed income
           of equity investees                      29.1         45.1         37.3          6.0          9.1          7.3
Less:
        Capitalized interest                        (0.7)        (2.9)        (3.3)        (0.2)        (0.2)        (2.0)
        Minority interest                           (0.1)        (0.1)        (0.1)        (0.1)        (0.1)        (0.1)
                                            ------------------------------------------------------------------------------
Total Earnings                                     $59.7       $322.1       $276.9       $137.7        $24.9        $79.9
                                            ==============================================================================
Fixed charges:
        Interest expense                            37.5         49.6         33.3         16.4         15.1         25.7
        Capitalized interest                         0.7          2.9          3.3          0.2          0.2          2.0
        Interest portion
           of rental expense                         4.0          7.8          7.1          6.9          6.2          9.9
                                            ------------------------------------------------------------------------------
        Total                                      $42.2        $60.3        $43.7        $23.5        $21.5        $37.6
                                            ==============================================================================

Ratio of Earnings to Fixed charges                  1.42x       5.34x        6.34x        5.86x        1.16x        2.13x
                                            ==============================================================================

These computations take into account our consolidated operations and the distributed income from our equity method investees. For purposes of these calculations, "earnings" is the amount resulting from adding and subtracting the following items.

Add the following, as applicable: consolidated pre-tax income before minority interest and income or loss from equity investees; fixed charges; amortization of capitalized interest; distributed income of equity investees; and our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges.

From the total of the added items, subtract the following, as applicable: interest capitalized; preference security dividend requirements of consolidated subsidiaries; and minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.

The term "fixed charges" means the sum of the following: interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to indebtedness; an estimate of interest within rental expenses
(equal to one-third of rental expense); and preference security dividend requirements of consolidated subsidiaries.